UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 8, 2012 (the “Grant Date”), the Compensation Committee of the Board of Directors of Halcón Resources Corporation (the “Company”) recommended, and the Board of Directors of the Company approved, an award of options representing the right to purchase 1,680,000 shares, in the aggregate, of the Company’s common stock at an exercise price of $5.48 (the “Awards”), which was the closing price of the Company’s common stock as reported on the NYSE on the Grant Date. The options have a term of 10 years and will vest in three equal installments on the first three anniversaries of the Grant Date so long as the recipient is employed by the Company or its affiliates on each anniversary of the Grant Date.

The Awards were recommended and approved in consideration of the significant progress in executing the Company’s business plan since the February 2012 recapitalization of the Company, and in light of market compensation practices and prior equity awards granted to management. The option awards included options covering an aggregate of 950,000 shares of common stock awarded to certain executive officers of the Company, as follows:

Name		Stock Options
Floyd C. Wilson	Chairman and Chief Executive Officer	250,000
Stephen W. Herod	President	225,000
Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer	200,000
David S. Elkouri	Executive Vice President, General Counsel	200,000
Robert J. Anderson	Executive Vice President, Chief Operating Officer	75,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

November 14, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer